UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2016

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting was held on May 26, 2016, at which a total of 32,224,908 shares of the Company's common stock, out of a total of 36,137,666 shares of the Company's common stock outstanding and entitled to vote, were present in person or represented by proxies.

(b) The following proposals were voted upon at the Annual Meeting:

(i)
To elect Mary Jane England, M.D., Archelle Georgiou, M.D., Robert J. Greczyn, Jr., Peter A. Hudson, M.D., Bradley S. Karro, Paul H. Keckley, Ph.D., Conan J. Laughlin, Lee A. Shapiro, Donato J. Tramuto and Kevin G. Wills as directors of the Company. The results of the election of the above-mentioned nominees were as follows:

	For	Against	Abstain from Voting	Broker Non-Votes
Mary Jane England, M.D.	28,019,882	1,080,849	2,014	3,122,163
Archelle Georgiou, M.D.	28,953,957	146,624	2,164	3,122,163
Robert J. Greczyn, Jr.	28,886,561	212,466	3,718	3,122,163
Peter A. Hudson, M.D.	28,953,690	146,774	2,281	3,122,163
Bradley S. Karro	28,010,055	1,089,072	3,618	3,122,163
Paul H. Keckley, Ph.D.	28,797,690	301,336	3,719	3,122,163
Conan J. Laughlin	28,336,234	764,146	2,365	3,122,163
Lee A. Shapiro	28,952,638	147,492	2,615	3,122,163
Donato J. Tramuto	28,855,054	221,536	26,155	3,122,163
Kevin G. Wills	28,740,015	360,049	2,681	3,122,163

(ii)	To consider and act upon non-binding, advisory vote to approve compensation of the Company's named executive officers. The voting results were as follows:

For	Against	Abstain from Voting	Broker Non-Votes
21,804,986	7,292,578	5,181	3,122,163

(iii)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. The voting results were as follows:

For	Against	Abstain from Voting	Broker Non-Votes
32,180,330	37,178	7,400	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine Chief Financial Officer

Date:  May 26, 2016